Exhibit 23(a)

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of BellSouth Corporation of our report, which includes an explanatory paragraph related to a change in an accounting method, dated February 3, 1997, on our audits of the financial statements of BellSouth Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                   Coopers & Lybrand L.L.P.

Atlanta, Georgia
April 23, 1997